Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Oxford Industries, Inc. of our report dated July 12, 2002, with respect to the consolidated financial statements of Oxford Industries, Inc. and subsidiaries for the year ended May 31, 2002, included in the 2002 Annual Report to Shareholders of Oxford Industries, Inc.

Our audit also included the financial statement schedule of Oxford Industries, Inc. for the year ended May 31, 2002, listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule for the year ended May 31, 2002, referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-7231 and Form S-8 No. 33-64097) pertaining to the Oxford Industries, Inc. 1992 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-59409) pertaining to the Oxford Industries, Inc. 1997 Restricted Stock Plan and in the Registration Statement (Form S-8 No. 333-59411) pertaining to the Oxford Industries, Inc. 1997 Stock Option Plan of our report dated July 12, 2002, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Oxford Industries, Inc.

/s/ Ernst & Young LLP